UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): April 30, 2007

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

         On April 30, 2007, Balchem Corporation ("Balchem"), through its European subsidiary Balchem B.V., completed its acquisition of the methylamines and choline chloride business and manufacturing facilities of Akzo Nobel Chemicals S.p.A. ("Akzo"), located in Marano Ticino, Italy for a provisional purchase price of (euro)4,599,000. Such amount is subject to adjustment after the closing based upon actual finished goods and raw materials inventory as of the closing date, as well as reconciliation of the other estimated constituents of the provisional purchase price (the "Acquisition"). The parties believe the final purchase price will be fully settled no later than 90 days after closing. The terms and conditions of the Acquisition are set forth in the Sale and Purchase Agreement, dated March 30, 2007, between Balchem B.V. and Akzo and is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, dated April 4, 2007 (the "Purchase Agreement"). The Acquisition was previously announced on April 2, 2007. Balchem B.V. assigned the Purchase Agreement in its entirety to Balchem Italia S.r.l., a wholly owned subsidiary of Balchem B.V.

         On May 1, 2007, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as
Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

         Exhibit 99.1    Press Release of Balchem Corporation dated May 1, 2007.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BALCHEM CORPORATION


                                                     By: /s/ Dino A. Rossi
                                                     --------------------------
                                                     Dino A. Rossi, President &
                                                     Chief Executive Officer

Dated: May 4, 2007


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                                  Exhibit Index


(d)  Exhibits

         Exhibit 99.1    Press Release of Balchem Corporation dated May 1, 2007.